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    GIGOPTIX, INC.

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GigOptix Announces Adjournment of Annual Meeting of Stockholders

PALO ALTO, Calif., — October 27, 2010 — GigOptix, Inc. (OTCBB: GGOX), a leading supplier of high performance electronic and electro-optic components that enable next generation 40G and 100G optical networks, announced today at its Annual Meeting of Stockholders at its principal executive offices, located at 2300 Geng Road, Suite 250, Palo Alto, California 94303, that the meeting has been adjourned until 9:00 a.m. PT on November 24, 2010 at the same location with respect to:

Proposal 1. The election of one Class II director to the GigOptix Board of Directors to serve a three-year term expiring on the date on which the annual meeting of stockholders is held in 2013 or until such director’s successor is duly elected and qualified;

Proposal 2. To amend and restate the GigOptix 2008 Equity Incentive Plan (the “Plan”) including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 6,223,166 to 9,223,166; and

Proposal 3. The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of GigOptix for the fiscal year ending December 31, 2010.

At that reconvened meeting, a stockholder vote on Proposals 1 through 3 will take place. GigOptix’s Board of Directors is recommending that its stockholders vote for the approval of each of these proposals. Stockholders who have not yet voted for these proposals, or who want to change their vote, may do so by going to www.proxyvote.com (with their proxy vote control number) no later than November 23, 2010.

GigOptix has filed a proxy statement on October 5, 2010 with the Securities and Exchange Commission (the “SEC”) pursuant to which GigOptix is soliciting proxies in connection with seeking stockholder approval of these three proposals. Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.

About GigOptix

GigOptix is a leading supplier of high performance electronic and electro-optic components that enable next generation 40G and 100G fiber-optic telecommunications and data-communications networks. The Company offers a broad portfolio of high speed electronic devices including polymer electro-optic modulators, modulator drivers, laser drivers and receiver amplifiers for telecom, datacom, Infiniband and consumer optical systems, covering serial and parallel communication technologies from 1G to 100G. GigOptix also offers the widest range of mixed-signal and RF ASIC solutions in the market including Standard Cell, Hybrid and Structured ASICs targeting the Consumer, Industrial, Defense & Avionics industries.

Forward Looking Statements

Statements made in this release, other than statements of historical fact, are forward-looking statements, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. Forward-looking statements are subject to a number of known and unknown risks, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those risks described in GigOptix’ periodic reports filed with the SEC, and in news releases and other communications. GigOptix disclaims any intention or duty to update any forward-looking statements made in this release.

SOURCE: GigOptix, Inc.

Media Contact:

GigOptix, Inc.

Parker Martineau

Corporate Communications Manager

650-424-1937

pmartineau@gigoptix.com

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Investor Contact:

Leanne Sievers, EVP

Shelton Group Investor Relations

949-224-3874

lsievers@sheltongroup.com